                                                                    EXHIBIT 99.2

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE


                                     )  Chapter 11
                                     )
In re:                               )  Case No. 01-11488 (MFW)
                                     )
LASON, INC., et al.,                 )  Jointly Administered
                                     )
                 Debtors.            )
                                     )  Re: Docket No. 267


                     SECOND TECHNICAL AMENDMENT TO DEBTORS'
                   FIRST AMENDED JOINT PLAN OF REORGANIZATION

     Lason, Inc. ("LSON") and its subsidiaries whose chapter 11 cases are being jointly administered with LSON's chapter 11 case (collectively "Lason") hereby file this Second Technical Amendment (the "Second Amendments") to the Debtors' First Amended Joint Plan of Reorganization, dated March 18, 2002, as modified by the Revised Technical Amendments to Debtors' First Amended Joint Plan of Reorganization dated May 3, 2002 (the "Plan").(1)

     1. Section 7.4 (Indemnification of Directors, Officers and Employees) shall be deleted in its entirety and replaced with the following:

               The Debtors shall file a separate motion on or before the Effective Date seeking a determination with respect to the nature and/or treatment of the Debtors' pre-petition indemnification obligations, if any, to all former and current directors, officers and/or employees of any Debtor. All parties rights,
















-----------------------
(1) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed thereto in the Plan.
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                    objections and defenses with respect to any such motion are expressly preserved subject to further order of the Court."


Dated: May 15, 2002
       Wilmington, Delaware


                                YOUNG CONAWAY STARGATT & TAYLOR, LLP



                                /s/ Robert S. Brady
                                -------------------------------------
                                Robert S. Brady, Esq. (No. 2847)
                                Michael R. Nestor (No. 3526)
                                1000 West Street, 17th Floor
                                P.O. Box 391
                                Wilmington, Delaware 19899-0391
                                Tel: (302) 571-6600
                                Fax: (302) 571-1253

                                -and-

                                Lawrence K. Snider, Esq.
                                Aaron L. Hammer, Esq.
                                MAYER, BROWN, ROWE & MAW
                                190 South LaSalle Street
                                Chicago, Illinois 60603
                                Tel: (312) 782-0600
                                Fax: (312)701-7711


                                Co-Counsel for Debtors and Debtors-in-Possession